UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2009

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2009, in connection with its ordinary course review of the Company’s governance documents, the Board of Directors of General Electric Company (the “Company”) approved an amendment to Article VII of the Bylaws of the Company to provide that a special shareholder meeting may be called, upon written request, by twenty-five percent of the then issued stock of the Company entitled to vote generally in the election of directors.  Previously the Bylaws provided that, upon written request, shareholders holding forty percent of the issued stock of the Company may call a special meeting of the shareholders.

Item 8.01 Other Events

On February 6, 2009, the Company’s Board of Directors authorized a capital contribution of up to $9.5 billion to General Electric Capital Corporation which is expected to be made in the first quarter of 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed as part of this report:

Exhibit Description

3(ii) The Bylaws of General Electric Company, as amended on February 6, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: February 11, 2009	/s/ Jamie S. Miller
Jamie S. Miller
Vice President and Controller

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